Exhibit 10.1

FORM OF SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this __ day of [___], 2021, by and between Aldel Financial Inc., a Delaware corporation (the “Company”), and the undersigned (“Subscriber” or “you”). Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Transaction Agreement (as defined below).

WHEREAS, substantially concurrently with the execution and delivery of this Subscription Agreement, the Company is entering into that certain Business Combination Agreement, dated as of the date of this Subscription Agreement (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Transaction Agreement”, and the transactions contemplated by the Transaction Agreement, the “Transaction”), among the Company, Aldel Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merger Sub”), and The Hagerty Group, LLC, a Delaware limited liability company (“Hagerty Group”);

WHEREAS, pursuant to the Transaction Agreement, Merger Sub will be merged with and into Hagerty Group, with Hagerty Group surviving in an “Up-C” structure;

WHEREAS, in connection with the Transaction, Subscriber desires to subscribe for and purchase from the Company that number of shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”) , and that number of warrants of the Company to purchase shares of Common Stock (the “Warrants” and, together with the Shares, the “Purchased Securities”), in each case as set forth on the signature page to this Subscription Agreement (subject, in the case of the Warrants, to adjustment as described below in Section 1), for the aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), and the Company desires to issue and sell to Subscriber the Purchased Securities in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company;

WHEREAS, the Warrants shall have the terms set forth in a warrant agreement to be entered into between the Company and a warrant agent on or prior to Closing (as defined below) consistent with the terms set forth on Schedule B to this Subscription Agreement;

WHEREAS, in connection with the Transaction, certain other “accredited investors” (within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”)) have entered into separate subscription agreements with the Company substantially similar to this Subscription Agreement (the “Other Subscription Agreements”), pursuant to which such investors (“Other Subscribers”) have, together with the Subscriber pursuant to this Subscription Agreement, agreed to purchase an aggregate of [●] Shares (the “Aggregate Subscription”) together with Warrants at the same ratio as the Subscriber for a purchase price equal to the same purchase price per Purchased Security as the Subscriber; and

WHEREAS, certain Other Subscribers (“Significant Subscribers”) have each agreed to purchase a number of Shares that represent, after the Closing, in excess of ten percent (10%) of the issued and outstanding common stock of the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and pursuant to the terms and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase from the Company, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, in each case, at the Closing (as defined below), the Purchased Securities (such subscription and issuance, the “Subscription”). Notwithstanding the foregoing, the parties agree that the number of Warrants may be reduced prior to Closing if the board of directors of the Company determines in its good faith judgment that the issuance of the number of Warrants set forth on the signature page may result in an adjustment to the “Warrant Price” to the Company’s outstanding public warrants under Section 4.3.2(x) of the Warrant Agreement, dated as of April 8, 2021, between the Company and Continental Stock Transfer & Trust Company, as warrant agent. In such event, the Company shall deliver Subscriber notice at least one (1) business day prior to Closing of its determination and the maximum number of Warrants that can be issued without triggering the “crescent provision,” and the number of Warrants issued to Subscriber at Closing will be such maximum number as determined in good faith by the Company’s board of directors. Any such adjustment to the number of Warrants shall be made with respect to the Other Subscription Agreements on a proportional basis.

2. Representations, Warranties and Agreements.

2.1 Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Purchased Securities to Subscriber, Subscriber hereby represents and warrants to the Company and agrees with the Company as follows:

2.1.1 If Subscriber is not an individual, Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement. If Subscriber is an individual, Subscriber has the authority to enter into, deliver and perform its obligations under this Subscription Agreement.

2.1.2 If Subscriber is not an individual, this Subscription Agreement has been duly authorized, executed and delivered by Subscriber. If Subscriber is an individual, the signature on this Subscription Agreement is genuine, and Subscriber has legal competence and capacity to execute the same. This Subscription Agreement is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.1.3 The execution, delivery and performance by Subscriber of this Subscription Agreement and the purchase by Subscriber of the Purchased Securities will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries is a party or by which Subscriber or any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject, which would reasonably be expected to prevent or delay Subscriber’s timely performance of any of its material obligations under this Subscription Agreement (a “Subscriber Material Adverse Effect”); (ii) if Subscriber is not an individual, result in any violation of the provisions of the organizational documents of Subscriber or any of its subsidiaries; or (iii) subject to receipt of required regulatory approvals, if any, result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Subscriber Material Adverse Effect or materially affect the legal authority of Subscriber to comply in all material respects with this Subscription Agreement.

2.1.4 Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Purchased Securities only for its own account and not for the account of others, or if Subscriber is subscribing for the Purchased Securities as a fiduciary or agent for one or more investor accounts, each owner of such account is an accredited investor and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Purchased Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Purchased Securities. Subscriber understands and acknowledges that the purchase of the Purchased Securities pursuant to this Agreement meets an exemption from filing under FINRA Rule 5123.

2.1.5 Subscriber understands that the Purchased Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Purchased Securities have not been registered under the Securities Act. Subscriber understands that the Purchased Securities may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act with respect to the Purchased Securities or an applicable exemption from the registration requirements of the Securities Act is available, and that any certificates or book entries representing the Purchased Securities shall contain a legend to such effect. Subscriber acknowledges that the Purchased Securities will not be eligible for resale pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) until at least one year from the filing by the Company of the “Form 10 information.” Subscriber understands and agrees that the Purchased Securities will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Purchased Securities and may be required to bear the financial risk of an investment in the Purchased Securities for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Purchased Securities.

2.1.6 Subscriber understands and agrees that Subscriber is purchasing the Purchased Securities directly from the Company. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by the Company or any of its officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

2.1.7 Subscriber represents and warrants that (i) it is not a Benefit Plan Investor as contemplated by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (ii) its acquisition and holding of the Purchased Securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

2.1.8 In making its decision to purchase the Purchased Securities, Subscriber represents that it has relied solely upon independent investigation made by Subscriber and the representations, warranties and covenants of the Company contained in this Subscription Agreement. The Subscriber acknowledges and agrees that the Subscriber has received and has had an adequate opportunity to review, such financial and other information as the Subscriber deems necessary in order to make an investment decision with respect to the Purchased Securities and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to the Subscriber’s investment in the Purchased Securities. Without limiting the generality of the foregoing, the Subscriber acknowledges that it has reviewed the documents provided to the Subscriber by the Company. The Subscriber represents and agrees that the Subscriber and the Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary for the Subscriber to make an investment decision with respect to the Purchased Securities. The Subscriber acknowledges that it has not relied on any statements or other information provided by J.P. Morgan Securities LLC (“JPM”) and Global Leisure Partners LLC (“GLP” and, together with JPM, the “Placement Agents”) or any of the Placement Agents’ affiliates with respect to its decision to invest in the Purchased Securities, including information related to the Company, the Purchased Securities and the offer and sale of the Purchased Securities.

2.1.9 Subscriber became aware of this offering of the Purchased Securities by means of direct contact from the Placement Agents in the case of institutional accredited investors, and/or directly from the Company or Hagerty Group as a result of a pre-existing, substantial relationship with the Company or Hagerty Group, and the Purchased Securities were offered to Subscriber solely by direct contact between Subscriber and any of the Placement Agents, the Company or Hagerty Group. Subscriber did not become aware of this offering of the Purchased Securities, nor were the Purchased Securities offered to Subscriber, by any other means. Subscriber acknowledges that (a) the Placement Agents have not acted as its financial advisor or fiduciary, (b) each of the Placement Agents is acting solely as placement agent to the Company and is not acting as an underwriter or in any other capacity or as a fiduciary for the Company, Hagerty Group or any other person or entity in connection with the Transaction and (c) none of the Placement Agents or any of their respective affiliates has prepared any disclosure or offering document in connection with the offer and sale of the Purchased Securities. Subscriber acknowledges that the Company represents and warrants that the Purchased Securities (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

2.1.10 Subscriber acknowledges and agrees that (a) the Placement Agents have not made and will not make any representation or warranty, whether express or implied, of any kind or character and have not provided any advice or recommendation in connection with the Transaction, (b) the Placement Agents will have no responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the Transaction or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company, Hagerty Group or the Transaction, and (c) the Placement Agents will have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by Subscriber, the Company or any other person or entity), whether in contract, tort or otherwise, to Subscriber, or to any person claiming through Subscriber, in respect of the Transaction.

2.1.11 Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Purchased Securities. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Purchased Securities, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber understands and acknowledges that the purchase and sale of the Purchased Securities hereunder meets (i) the exemptions from filing under FINRA Rule 5123, (ii) the institutional customer exemption under FINRA Rule 2111(b) and (iii) the institutional account exemption under FINRA Rule 4512(c).

2.1.12 Subscriber represents and acknowledges that Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Purchased Securities, has adequately analyzed and fully considered the risks of an investment in the Purchased Securities and determined that the Purchased Securities are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber further acknowledges specifically that a possibility of total loss of investment exists and that it is able to fend for itself in the transactions contemplated herein.

2.1.13 Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Purchased Securities or made any findings or determination as to the fairness of this investment.

2.1.14 Subscriber represents and warrants that Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Purchased Securities were legally derived.

2.1.15 Subscriber has, and at the Closing will have, sufficient funds to pay the Purchase Price pursuant to Section 3.1.

2.1.16 Subscriber represents that no disqualifying event described in Rule 506(d)(1)(i)-(viii) under the Securities Act (a “Disqualification Event”) is applicable to Subscriber or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section 2.1.15, “Rule 506(d) Related Party” shall mean a person or entity that is a direct beneficial owner of Subscriber’s securities for purposes of Rule 506(d) under the Securities Act.

2.1.17 [Reserved].

2.1.18 Subscriber acknowledges and understands that, if it is not an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7) (8), (9), (12) or (13) under the Securities Act), only GLP is acting as the Company’s Placement Agent with respect to such offers and sales.

2.2 Company’s Representations, Warranties and Agreements. To induce Subscriber to purchase the Purchased Securities, the Company hereby represents and warrants to Subscriber and agrees with Subscriber as follows:

2.2.1 The Company has been duly incorporated and is validly existing as a corporation in good standing under the Delaware General Corporation Law (the “DGCL”), with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

2.2.2 As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to Subscriber against full payment of the Purchase Price in accordance with the terms of this Subscription Agreement and registered with the Company’s transfer agent, the Shares will be validly issued, fully paid and non-assessable and the Shares will not have been authorized in violation of or subject to any preemptive or similar rights created under the Company’s amended and restated certificate of incorporation or under the DGCL. As of the Closing Date, the Warrants will have been duly authorized for issuance and sale by the Company and, when issued and delivered to Subscriber against full payment for the Warrants in accordance with the terms of this Subscription Agreement, will be duly and validly issued. As of the Closing Date, the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) will have been duly authorized and reserved for issuance upon exercise thereof and, when issued and delivered against payment of the consideration therefor pursuant thereto, will be duly and validly issued, fully paid and non-assessable.

2.2.3 Each of this Subscription Agreement, the Other Subscription Agreements and the Transaction Agreement (the “Transaction Documents”) has been duly authorized, executed and delivered by the Company and, assuming that each such Transaction Document constitutes a valid and binding obligation of the other parties thereto, is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.2.4 The execution, delivery and performance of this Subscription Agreement and the other Transaction Documents (including compliance by the Company with all of the provisions hereof and thereof), issuance and sale of the Purchased Securities and the consummation of the other transactions contemplated herein and therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company (a “Material Adverse Effect”) or materially affect the validity of the Shares or Warrants or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or Warrants or the legal authority of the Company to comply in all material respects with this Subscription Agreement. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the sale of the Purchased Securities), other than (i) (A) filings with the Securities and Exchange Commission (the “SEC”), (B) filings required by applicable state securities laws, (C) filings required by the NYSE, including with respect to obtaining Company stockholder approval, and (D) filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended or (ii) where the failure to obtain such consents, waivers, authorizations or orders, or to make such notices, filings or registrations, would not have or would not reasonably be expected to have a Material Adverse Effect.

2.2.5 Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 2.1, no registration under the Securities Act is required for the offer and sale of the Purchased Securities by the Company to Subscriber. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Company in connection with such offer and sale of Purchased Securities contemplated by this Subscription Agreement, except for filings pursuant to applicable state securities laws. Neither the Company, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the issuance of the Purchased Securities pursuant to this Subscription Agreement under the Securities Act.

2.2.6 Neither the Company nor any person acting on its behalf has (a) conducted any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offer or sale of any of the Purchased Securities or (b) offered the Purchased Securities in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

2.2.7 The Company has provided Subscriber an opportunity to ask questions regarding the Company and made available to Subscriber all the information reasonably available to the Company that Subscriber has requested for deciding whether to acquire the Purchased Securities.

2.2.8 No Disqualification Event is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3) under the Securities Act is applicable. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1) under the Securities Act.

2.2.9 As of their respective dates, all reports (the “SEC Reports”) required to be filed by the Company with the SEC complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has timely filed each report, statement, schedule, prospectus, and registration statement that the Company was required to file with the SEC since its initial registration of the Common Stock under the Exchange Act. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance (the “Staff”) of the Commission with respect to any of the SEC Reports. The financial statements contained in the SEC Reports have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments which would not reasonably be expected individually or in the aggregate to be material.

2.2.10 The Other Subscription Agreements reflect the same ratio of Warrants to Shares and are based on the same price per Purchased Security as this Subscription Agreement and shall not be on terms or conditions materially more advantageous to any Other Subscriber than the Subscriber. Other than the Other Subscription Agreements and certain agreements with the Significant Subscribers, the Company has not entered into any side letter or similar agreement with any Other Subscriber or investor in connection with such Other Subscriber’s or other investor’s direct or indirect investment in the Company, and such Other Subscription Agreements have not been, and will not be after the date of this Subscription Agreement, amended in any material respect following the date of this Subscription Agreement.

2.2.11 Except for such matters as have not had, individually or in the aggregate, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Company, threatened in writing against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company.

2.2.12 The Company is in compliance with all applicable laws and has not received any written communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.2.13 All offers and sales by the Company of its Common Stock and Warrants to persons that are not institutional “accredited investors” (within the meaning of Rule 501(a)(1), (2), (3), (7) (8), (9), (12) or (13) under the Securities Act) have been, and will be, made directly by GLP and not to or through JPM, and the Company shall not (a) issue, sell its Common Stock or Warrants to, or solicit offers to purchase shares of its Common Stock or Warrants from accredited investors that are not institutional accredited investors through JPM and (b) issue, sell its Common Stock Or Warrants to, or solicit offers to purchase shares of its Common Stock or Warrants from investors that are not either “accredited investors” or “qualified institutional buyers” through GLP.

2.2.14            As of the date of this Subscription Agreement, the authorized capital stock of the Company consists of (i) 400,000,000 shares of the Company’s common stock, par value $0.0001 per share, with (A) 380,000,000 shares being designated as Class A Common Stock and (B) 20,000,000 shares being designated as Class B Common Stock (“Class B Common Stock”), and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). As of the date of this Subscription Agreement, (i) 12,072,500 shares of Common Stock and 2,875,000 shares of Class B Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable and not subject to any preemptive rights, (ii) no shares of the Company’s common stock are held in the treasury of the Company, (iii) 257,500 private placement warrants (the “Private Placement Warrants”) are issued and outstanding and 257,500 shares of Common Stock are issuable in respect of such Private Placement Warrants, (iv) 5,750,000 public warrants (the “Public Warrants”) are issued and outstanding and 5,750,000 shares of Common Stock are issuable in respect of such Public Warrants, (v) 28,750 underwriter warrants (as described in the Company’s prospectus related to its initial public offering) are issued and outstanding and 28,750 shares of Buyer Class A Common Stock are issuable in respect of such underwriter warrants, and (vi) 1,300,000 OTM warrants (as described in the Company’s prospectus related to its initial public offering) are issued and outstanding and 1,300,000 shares of Buyer Class A Common Stock are issuable in respect of such OTM warrants. As of the date of this Subscription Agreement, there are no shares of Preferred Stock issued and outstanding. Each Private Placement Warrant and Public Warrant is exercisable for one share of Class A Common Stock at an exercise price of $11.50. As of the date hereof, other than Merger Sub, the Company has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. As of the date hereof, except as set forth above and pursuant to (i) the Other Subscription Agreements, or (ii) the Transaction Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any shares of Common Stock or other equity interests in the Company (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Shares or (ii) the shares of Common Stock to be issued pursuant to any Other Subscription Agreement, in each case, that have not been or will not be validly waived on or prior to the Subscription Closing.

2.2.15            The issued and outstanding shares of Class A common stock are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on The New York Stock Exchange (“NYSE”) under the symbol “ADF.” There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened in writing against the Company by NYSE or the SEC with respect to any intention by such entity to deregister the Class A common stock or prohibit or terminate the listing of the Class A common stock on NYSE. The Company has taken no action that is designed to terminate the registration of the Class A common stock under the Exchange Act.

2.2.16 Except for placement fees payable to the Placement Agents, the Company has not paid, and is not obligated to pay, any brokerage, finder’s or other commission or similar fee in connection with its issuance and sale of the Shares, including, for the avoidance of doubt, any fee or commission payable to any stockholder or affiliate of the Company.

3. Settlement Date and Delivery.

3.1 Closing. The closing of the Subscription contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur on the closing date of, and immediately prior to, the consummation of the Transaction. Upon not less than five (5) business days’ written notice from (or on behalf of) the Company to Subscriber (the “Closing Notice”) that the Company reasonably expects all conditions to the closing of the Transaction to be satisfied on a date that is not less than five (5) business days from the date of the Closing Notice, Subscriber shall deliver to the Company at least one (1) business day prior to the closing date specified in the Closing Notice (the “Closing Date”), to be held in escrow until the Closing, the Purchase Price for the Purchased Securities by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice against delivery by the Company to Subscriber of the Shares and Warrants in book-entry form free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and (ii) upon request from the Subscriber, an account statement from the Company’s transfer agent confirming the issuance and delivery of the Shares to the Subscriber (or such nominee or custodian) on and as of the scheduled Closing Date (or such other evidence of issuance of the Shares from the Company’s transfer agent acceptable to Subscriber). In the event the Closing does not occur within two (2) business days of the Closing Date, the Company shall promptly (but not later than two (2) business days thereafter) return the Purchase Price to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber, and any book-entries shall be deemed cancelled.

3.2 Conditions to Closing.

3.2.1 The obligations of each of the Company and Subscriber to consummate the transactions contemplated hereunder are subject to the satisfaction (or waiver by the Company and Subscriber in writing) of the conditions that, at the Closing:

3.2.1.1 No governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise preventing or prohibiting consummation of the transactions contemplated hereby.

3.2.1.2 All conditions precedent to the consummation of the Transaction set forth in the Transaction Agreement shall have been satisfied or waived (other than those conditions that, by their nature, may only be satisfied at the consummation of the Transaction, but subject to satisfaction of such conditions as of the consummation of the Transaction).

3.2.1.3 All specified waiting periods, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated.

3.2.2 The obligations of the Company to consummate the transactions contemplated hereunder are subject to the satisfaction (or valid waiver by the Company in writing) of the conditions that, at the Subscription Closing:

3.2.2.1 All representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than those qualified by Subscriber Material Adverse Effect, which shall be true and correct in all respects) as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date), and consummation of the Closing shall constitute a reaffirmation by Subscriber of each of the representations, warranties and agreements contained in this Subscription Agreement as of the Closing Date.

3.2.2.2 Subscriber shall have performed or complied in all material respects with all agreements and covenants required by this Subscription Agreement.

3.2.3 The obligations of Subscriber to consummate the transactions contemplated hereunder are subject to the satisfaction (or valid waiver by Subscriber in writing) of the conditions that, at the Closing:

3.2.3.1 No suspension of the qualification of the Shares for offering or sale or trading under the NYSE marketplace rules, or initiation or threatening of any proceedings for any of such purposes, shall have occurred and the Shares shall have been approved for listing on the NYSE, subject to official notice of issuance.

3.2.3.2 All representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than those qualified by Material Adverse Effect, which shall be true and correct in all respects) as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date), and consummation of the Closing shall constitute a reaffirmation by the Company of each of its representations, warranties and agreements contained in this Subscription Agreement as of the Closing Date.

3.2.3.3 The Company shall have performed or complied in all material respects with all agreements and covenants required by this Subscription Agreement.

3.2.3.4 Other than as waived by Other Subscribers whose subscriptions represent, in the aggregate, a majority of the Aggregate Subscription, no Company Material Adverse Effect shall have occurred between the date hereof and the Closing Date.

3.2.3.5 The Transaction Agreement (as the same exists on the date of this Subscription Agreement) shall not have been amended to, and there shall have been no waiver or modification to the Transaction Agreement (as the same exists on the date of this Subscription Agreement) that would, materially adversely affect the economic benefits that Subscriber would reasonably expect to receive as of the date hereof under this Subscription Agreement without having received Subscriber’s prior written consent.

3.2.3.6 No Other Subscription Agreement shall have been amended, modified or waived in any manner that materially benefits any Other Subscriber unless Subscriber shall have been offered substantially similar benefits in writing.

4. Transfer Restrictions.

4.1            The Shares, the Warrants and the Warrant Shares (collectively, the “Securities”) may only be resold, transferred, pledged or otherwise disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement, Rule 144 or pursuant to another applicable exemption from the registration requirements of the Securities Act, or a transfer to the Company, one or more Subscriber Affiliates or to a lender to Subscriber pursuant to a pledge and, thereafter, a transferee thereof pursuant to a foreclosure of the Subscriber, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Subscription Agreement and such transferee and each Subscriber Affiliate transferee and each lender transferee and their subsequent transferees shall have the rights and obligations of the Subscriber under this Agreement.

4.2            The Subscriber agrees to the imprinting, so long as is required by this Section 4, of a legend on any of the Purchased Securities in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE FEDERAL, STATE AND FOREIGN SECURITIES LAWS.

4.3            The Subscriber agrees with the Company that the Subscriber will only sell Purchased Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Purchased Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from instruments representing Purchased Securities, as set forth in this Section 4 is predicated upon the Company’s reliance upon this understanding.

5. Registration Rights.

5.1 The Company and Subscriber agree that, within twenty (20) business days after the consummation of the Transaction, the Company will file with the SEC a registration statement registering the resale of the Shares, the Warrants and the Warrant Shares (the “Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) ninety (90) calendar days after the filing thereof (or one hundred twenty (120) calendar days after the filing thereof if the SEC notifies the Company that it will “review” the Registration Statement) and (ii) ten (10) business days after the Company is notified by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review; provided, however, that the Company’s obligations to include the Shares, Warrants and Warrant Shares and those other Shares of the Company held by Subscriber in the Registration Statement are contingent upon Subscriber furnishing in writing to the Company such information regarding Subscriber, the securities of the Company held by Subscriber and the intended method of disposition of the Shares, Warrants and Warrant Shares as shall be reasonably requested by the Company to effect the registration of the Shares, Warrants and Warrant Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations (other than a lock-up or other similar agreement restricting the ability of Subscriber to transfer the Shares, Warrants or Warrant Shares). Subject to its rights hereunder to suspend the use of the prospectus forming a part of the Registration Statement, the Company shall use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement until the earliest of (i) the date on which the Shares, Warrants and Warrant Shares may be resold without volume or manner of sale limitations pursuant to Rule 144, (ii) the date on which such Shares, Warrants and Warrant Shares have actually been sold and (iii) the date which is three years after the Closing (the “Registration Period”). Further notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the Shares, Warrants or Warrant Shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares, Warrants or Warrant Shares by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number of Shares, Warrants and Warrant Shares which is equal to the maximum number of Shares, Warrants and Warrant Shares as is permitted by the SEC. In such event, the number of Shares, Warrants and Warrant Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders. The Company will provide a draft of the Registration Statement to Subscriber for review at least five (5) business days in advance of filing the Registration Statement. In no event shall the Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the SEC; provided that if the SEC requests that the Subscriber be identified as a statutory underwriter in the Registration Statement, the Subscriber will have an opportunity to withdraw from the Registration Statement.

5.2            Notwithstanding anything to the contrary in this Subscription Agreement, the Company shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require any Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Company’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event (which notice shall not contain material non-public information) during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, each Subscriber agrees that (i) it will immediately discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until such Subscriber receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company (A) for disclosure to Subscriber’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential, (C) where such information is already known by Subscriber from a source that did not owe the Company a duty of confidentiality or publicly available not as a result of Subscriber’s breach of its confidentiality obligations and (D) otherwise required by law or subpoena. If so directed by the Company, each Subscriber will deliver to the Company or, in such Subscriber’s sole discretion destroy, all copies of the prospectus covering the Purchased Securities in such Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Purchased Securities shall not apply (i) to the extent such Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

5.3 The Company shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless each Subscriber (to the extent a seller under the Registration Statement), the officers, directors and agents of each of them, and each person who controls such Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act ) to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 5, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding such Subscriber furnished in writing to the Company by such Subscriber expressly for use therein or such Subscriber has omitted a material fact from such information or otherwise violated the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder; provided, however, that the indemnification contained in this Section 5 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by a Subscriber, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by the Company in a timely manner, (C) as a result of offers or sales effected by or on behalf of any person by means of a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by the Company, or (D) in connection with any offers or sales effected by or on behalf of a Subscriber in violation of Section 5.2 hereof. The Company shall notify such Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5 of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Shares by such Subscriber.

5.4 Each Subscriber shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents, trustees, partners, members, managers, stockholders, affiliates, investment advisors and employees, and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding such Subscriber furnished in writing to the Company by such Subscriber expressly for use therein; provided, however, that the indemnification contained in this Section 5 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of such Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed). In no event shall the liability of any Subscriber be greater in amount than the dollar amount of the net proceeds received by such Subscriber upon the sale of the Shares giving rise to such indemnification obligation. Each Subscriber shall notify the Company promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5 of which such Subscriber is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Shares by such Subscriber.

5.5 Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment based upon the advice of counsel a conflict of interest between such indemnified and indemnifying parties exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement), which settlement shall not include a statement or admission of fault and culpability on the part of such indemnified party, and which settlement shall include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

5.6 If the indemnification provided under this Section 5 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of Subscriber shall be limited to the net proceeds received by such Subscriber from the sale of Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Section 5, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5.6 from any person or entity who was not guilty of such fraudulent misrepresentation.

5.7 In the case of the registration effected by the Company pursuant to this Subscription Agreement, the Company shall, upon reasonable request, inform Subscriber as to the status of such registration. At its expense the Company shall:

5.7.1 except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions during the Registration Period;

5.7.2 advise Subscriber within five (5) Business Days:

(a) when a Registration Statement or any post-effective amendment thereto has become effective;

(b) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(c) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(d) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth in this Section 5.7.2, the Company shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Company other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (a) through (d) above constitutes material, nonpublic information regarding the Company;

5.7.3 use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

5.7.4 upon the occurrence of any event contemplated in Section 5.7.2(d), except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

5.7.5 use its commercially reasonable efforts to cause all Shares and Warrant Shares to be listed on each securities exchange or market, if any, on which the Company’s Class A common stock is then listed;

5.7.6 use its commercially reasonable efforts to cause the Warrants to be listed on an over the counter quotation system, including OTCQX, OTCQB or Pink Sheets; and

5.7.6 upon the Subscriber’s request, deliver all the necessary documentation reasonably requested by the Company’s transfer agent to (i) remove the legend set forth above in Section 2.1.5, as promptly as practicable and no later than five (5) business days after such request and (ii) issue Securities without any such legend in certificated or book-entry form or by electronic delivery through The Depository Trust Company (“DTC”), at the Subscriber’s option, provided that in each case (a) such Securities are registered for resale under the Securities Act and the Subscriber has sold such Securities pursuant to such registration or (b)(A) the Subscriber has sold or transferred Securities pursuant to Rule 144 and (B) the Company, its counsel or the Transfer Agent have received customary representations and other documentation from the Subscriber and its broker that is reasonably necessary to establish that such restrictive legend is no longer required as reasonably requested by the Company, its counsel or the Company’s transfer agent (the “Legend Documents”). If the legend set forth above in Section 2.1.5 is no longer required for the Securities pursuant to the foregoing, the Company shall, reasonably promptly following any request therefor from Subscriber accompanied by such Legend Documents, deliver to its transfer agent irrevocable instructions that the transfer agent shall make a new, unlegended entry for the Securities. The Company shall be responsible for the fees of the transfer agent and its counsel and any fees of DTC incurred in connection with such legend removal requests.

6. Termination. Except for the provisions of Sections 6, 7 and 9, which shall survive any termination hereunder, this Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (i) such date and time as the Transaction Agreement is terminated in accordance with its terms, (ii) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (iii) if any of the conditions to Closing set forth in Section 3.2 of this Subscription Agreement are not satisfied or waived on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Closing or (iv) if the Transaction Closing has not occurred on or prior to [_____]; provided, that, subject to the limitations set forth in Section 8, nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall promptly notify Subscriber of the termination of the Transaction Agreement promptly after the termination of such agreement. For the avoidance of doubt, if any termination hereof occurs after the delivery by Subscriber of the Purchase Price for the Shares, the Company shall promptly (but not later than two (2) business days thereafter) return the Purchase Price to Subscriber without any deduction for or on account of any tax, withholding, charges, or set-off.

7. Miscellaneous.

7.1 Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

7.1.1 Subscriber acknowledges that the Company, the Placement Agents and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects. Subscriber further acknowledges and agrees that the Placement Agents are intended third-party beneficiaries of the representations and warranties of the Subscriber contained in Section 2.1 of this Subscription Agreement.

7.1.2 The Company acknowledges and agrees that the Placement Agents are intended third-party beneficiaries of the representations and warranties of the Company contained in Section 2.2 of this Subscription Agreement.

7.1.3 Each of the Company and the Subscriber is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

7.1.4 The Company may request from Subscriber such additional information as the Company may deem necessary to evaluate the eligibility of Subscriber to acquire the Purchased Securities, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided that the Company agrees to keep such additional information provided by the Subscriber confidential if so requested by the Subscriber, except (A) for disclosure to the Company’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) where such information is already known by the Company from a source that did not owe the Subscriber a duty of confidentiality or publicly available not as a result of the Company’s breach of its confidentiality obligations and (C) otherwise required by law or subpoena.

7.1.5 Prior to or at the Closing, Subscriber shall deliver to the Company a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

7.2 No Short Sales. Subscriber hereby agrees that neither it, nor any person or entity acting on its behalf, will engage in any Short Sales with respect to securities of the Company prior to the closing of the Transaction. For purposes of this Section 7.2, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis).

7.3 Facilitation of Rule 144 Sales. With a view to making available to Subscriber the benefits of Rule 144 that may, at such times as Rule 144 is available to Subscriber, as a shareholder of the Company, permit Subscriber to sell securities of the Company to the public without registration, the Company agrees to use its commercially reasonable efforts to file all reports and other materials to be filed by the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other materials is required for the applicable provisions of Rule 144 to enable Subscriber to sell the Securities under Rule 144. The Company agrees to furnish to Subscriber, promptly upon request, (x) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of the Issuer and such other reports and documents so filed by the Company and (z) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration.

7.4  Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i) if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii) if to the Company (prior to the Transaction closing), to:

Aldel Financial Inc.
105 S. Maple Street
Itasca, IL 60143
Attention: Robert I. Kauffman
E-mail: RK@robkauffman.com

with a required copy to (which copy shall not constitute notice):

Loeb & Loeb LLP
345 Park Avenue, 19th Floor
New York, NY 10154
Attention: Mitchell S. Nussbaum, Esq.
E-mail: mnussbaum@loeb.com

(iii) if to the Company (following the Transaction closing), to:

Hagerty, Inc.
P.O. Box 1303

Traverse City, MI

49685-1303
Attention:    Barbara Matthews
                      General Counsel
E-mail:          bmatthews@hagerty.com

with a required copy to (which copy shall not constitute notice):

Sidley Austin LLP
One South Dearborn St.

Chicago, IL 60603
Attention: Sean Keyvan; William Howell; Jonathan Blackburn
E-mail: skeyvan@sidley.com; bhowell@sidley.com; jblackburn@sidley.com

7.5 Entire Agreement. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as otherwise expressly set forth in Section 7.1.1, this Subscription Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns.

7.6 Modifications and Amendments. This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

7.7 Waivers and Consents. The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Subscription Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

7.8 Assignment. Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Purchased Securities acquired hereunder, if any) may be transferred or assigned; provided, however, Subscriber may transfer its rights and obligations hereunder to an affiliate of Subscriber or another investment fund or account managed or advised by the same manager as Subscriber (or a related party or affiliate), provided, that no such transfer shall release Subscriber of its obligations hereunder.

7.9 Benefit. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

7.10 Governing Law. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

7.11 Consent to Jurisdiction; Waiver of Jury Trial. The parties hereto agree to submit any matter or dispute resulting from or arising out of the execution, performance, interpretation, breach or termination of this Agreement to the non-exclusive jurisdiction of federal or state courts within the State of New York. Each of the parties hereto agrees that service of any process, summons, notice or document in the manner set forth in Section 7.4 hereof or in such other manner as may be permitted by applicable law, shall be effective service of process for any proceeding in the State of New York with respect to any matters to which it has submitted to jurisdiction in this Section 7.11. Each of the parties hereto irrevocably and unconditionally agrees that it is subject to, and hereby submits to, the personal jurisdiction of the courts located in the State of New York for any action, suit or proceeding arising out of this Subscription Agreement or the transactions contemplated hereunder and waives any objection to the laying of venue in the United States District Court for the Southern District of New York, or the New York state courts if the federal jurisdictional standards are not satisfied, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ITS RIGHTS TO A TRIAL BY JURY.

7.12 Severability. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

7.13 No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

7.14 Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Subscription Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

7.15 No Broker or Finder; Expenses. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim. Each of the parties hereto shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated hereby.

7.16 Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

7.17 Counterparts. This Subscription Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. This Subscription Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Subscription Agreement or in any other certificate, agreement or document related to this Subscription Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

7.18 Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

7.19 Mutual Drafting. This Subscription Agreement is the joint product of Subscriber and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

7.20 Several and Not Joint. The obligations of the Subscriber and each Other Subscriber are several and not joint, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or any Other Subscriber pursuant hereto or thereto, shall be deemed to constitute the Subscriber and any Other Subscriber as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscriber and Other Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby.

8. Disclosure. The Company shall within two (2) business day immediately following the date of this Subscription Agreement, file with the SEC a Current Report on Form 8-K (the “Form 8-K”) disclosing all material terms of the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements and the Transaction Agreement. The Subscriber hereby acknowledges that the terms of this Subscription Agreement will be disclosed by the Company on the Form 8-K filed and a form of this Subscription Agreement will be filed with the SEC as an exhibit thereto. Except with the express written consent of Subscriber and unless prior thereto the Subscriber shall have executed a written agreement regarding the confidentiality and use of such information, the Company shall not, and shall cause its officers, directors, employees and agents, not to, provide Subscriber with any material, non-public information regarding the Company or the Transaction from and after the filing of the Form 8-K. Notwithstanding anything in this Subscription Agreement to the contrary, each party hereto acknowledges and agrees that (a) without the prior consent of Subscriber, the Company shall not, and shall cause its representatives, including the Placement Agents and their respective representatives, not to, disclose or use the name of Subscriber or its affiliates or advisers, or any information provided by Subscriber in connection herewith, in or for the purpose of any press release, marketing activities or materials or for any similar related purpose, (b) without the prior consent of the other party hereto it will not publicly make reference to such other party or any of its affiliates (a) in connection with the Transaction or this Subscription Agreement (provided that the Subscriber may disclose its entry into this Subscription Agreement and the Purchase Price) or (b) in any press release, promotional materials, media, or similar circumstances, except, in each case, as required by law or regulation or at the request of the Staff of the SEC or regulatory agency or under the regulations of the NYSE, (including in the case of the Company as required by the federal securities law in connection with the Registration Statement, the filing of this Subscription Agreement (or a form of this Subscription Agreement) with the SEC, and the filing of the Schedule 14A and related materials to be filed by the Company with respect to the Transaction), in which case the Company shall provide Subscriber with prior notice of such disclosure.

9. Trust Account Waiver. Subscriber acknowledges that the Company is a blank check company with the powers and privileges to effect a merger, asset acquisition, stock purchase, reorganization or similar business combination involving the Company and one or more businesses or assets. Subscriber further acknowledges that, as described in the Company’s prospectus relating to its initial public offering dated April 8, 2021 (the “Prospectus”) available at www.sec.gov, substantially all of the Company’s assets consist of the cash proceeds of Company’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of Company, its public shareholders and the underwriters of Company’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to Company to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of the Company entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind they have or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement; provided, however, that nothing in this Section 9 shall (x) serve to limit or prohibit the Subscriber’s right to pursue a claim against Company for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief, (y) serve to limit or prohibit any claims that the Subscriber may have in the future against Company’s assets or funds that are not held in the Trust Account or (z) be deemed to limit any Subscriber’s right, title, interest or claim to the Trust Account by virtue of such Subscriber’s record or beneficial ownership of securities of the Company acquired by any means other than pursuant to this Subscription Agreement, including but not limited to any redemption right with respect to any such securities of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

ALDEL FINANCIAL INC.

By:
Name:
Title:

Accepted and agreed this __th day of [____], 2021.

[Signature Page to Subscription Agreement]

SUBSCRIBER:

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

By:	By:
Name:	Name:
Title:	Title:

Date: [•], 2021

Name of Subscriber:	Name of Joint Subscriber, if applicable:

(Please print. Please indicate name and capacity of person signing above)	(Please Print. Please indicate name and capacity of person signing above)

Name in which securities are to be registered (if different from the name of Subscriber listed directly above):

Email Address:

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

Subscriber’s EIN: __________________________	Joint Subscriber’s EIN: ________________

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.: __________________________	Telephone No.: _____________________

Facsimile No.: __________________________	Facsimile No.: ______________________

Aggregate Number of Shares:	___________________________
Aggregate Number of Warrants:	___________________________
Aggregate Purchase Price:	$__________________________

[Signature Page to Subscription Agreement]

You must pay the Purchase Price by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in the Closing Notice.

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):

1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (a “QIB”)).

2.	☐ We are subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

*** AND ***

C.	AFFILIATE STATUS
(Please check the applicable box) SUBSCRIBER:

☐	is:

☐	is not:

    an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

This page should be completed by Subscriber

and constitutes a part of the Subscription Agreement.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐ 1. Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Exchange Act; any investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the SEC under section 203(l) or (m) of the Investment Advisers Act of 1940; any insurance company as defined in section 2(a)(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

Schedule A - 1

☐ 2. Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

☐ 3. Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ 4. Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐ 5. Any natural person whose individual net worth, or joint net worth with that person's spouse or spousal equivalent, exceeds $1,000,000. For purposes of calculating a natural person’s net worth under this category: (a) the person's primary residence shall not be included as an asset; (b) indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐ 6. Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse, or spousal equivalent, in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐ 7. Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person;

☐ 8. Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.;

☐ 9. Any entity, of a type not listed in categories (1), (2), (3), (7), or (8) above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐ 10. Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status. In determining whether to designate a professional certification or designation or credential from an accredited educational institution for purposes of this category, the SEC will consider, among others, the following attributes: (i) the certification, designation, or credential arises out of an examination or series of examinations administered by a self-regulatory organization or other industry body or is issued by an accredited educational institution, (ii) the examination or series of examinations is designed to reliably and validly demonstrate an individual's comprehension and sophistication in the areas of securities and investing, (iii) persons obtaining such certification, designation, or credential can reasonably be expected to have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of a prospective investment and (iv) an indication that an individual holds the certification or designation is either made publicly available by the relevant self-regulatory organization or other industry body or is otherwise independently verifiable;

☐ 11. Any natural person who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act of 1940 (17 CFR 270.3c-5(a)(4)), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;

Schedule A - 2

☐ 12. Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1): (i) With assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; and

☐ 13. Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1)), of a family office meeting the requirements in the prior category and whose prospective investment in the issuer is directed by such family office pursuant to clause (iii) thereunder.

Schedule A - 3

Schedule B

Warrant Terms

Issuer:	Aldel Financial, Inc. (to be re-named Hagerty, Inc. following the Transaction)
Number of Warrants Issued:	The number of warrants issued will be equal to 18.00% of the number of shares issued as a result of the PIPE investment
Strike Price:	$11.50
Exercise Period:	Warrants become exercisable starting 30 days after issuance / the completion of the business combination
Term / Expiry Date:	Five (5) years after the completion of the Transaction or earlier upon redemption (see below)
Exercise Mechanics:	Cashless exercise at any time prior to expiration Each whole warrant will be exercisable for one share of Class A common stock
Redemption:

Once the warrants become exercisable, the Issuer may redeem any warrants outstanding after the 30-day redemption period (defined below) for cash:

•      if the closing price of the Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30- trading day period;

•      at a price of $0.01 per warrant;

•      in whole and not in part; and

•      upon a minimum of 30 days’ prior written notice of redemption (the 30-day redemption period)

Lock-Up	No lock-up

Schedule A - 4